UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01.              Other Events.

The Company’s registration statement on Form S-11 was declared effective on April 25, 2008 and registered a maximum of 182,251,082 shares of our Units (with each Unit consisting of one Common Share and one Series A Preferred Share).  The Company completed its minimum offering of Units at $10.50 per Unit on May 14, 2008, and has since continued the offering at $11 per Unit in accordance with the prospectus.  Under the terms of the prospectus, the offering was set to expire upon either 1) the date all Units were sold or 2) April 25, 2010, which ever was to occur sooner, unless the offering was otherwise extended by the Company.

On April 15, 2010, the Board of Directors unanimously voted to extend the offering period for one additional year, as provided by the prospectus.  As a result, our best-efforts offering will continue until all Units offered under the prospectus have been sold or until April 25, 2011, which ever shall occur sooner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

April 16, 2010

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